Exhibit 23






                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-85814) pertaining to the Personnel Management, Inc. Amended and Restated 1993 Stock Option Plan, Personnel Management, Inc. 1994 Stock Option Plan, and Personnel Management, Inc. Employees 401(K) Retirement Plan and Trust, of our report dated December 5, 1997, with respect to the consolidated financial statements incorporated by reference in the Annual Report (Form 10-K) for the year ended October 31, 1997.

                                                      /s/ ERNST & YOUNG LLP


Indianapolis, Indiana
January 28, 1998